BRIGHAM MINERALS, INC.
REPORTS RECORD SECOND QUARTER 2019 OPERATING AND FINANCIAL RESULTS

AUSTIN, Texas - (BUSINESS WIRE) - August 8, 2019 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced operating and financial results for the quarter ended June 30, 2019, as well as recent developments.

OPERATING AND FINANCIAL HIGHLIGHTS AND RECENT DEVELOPMENTS

•	Record Q2 2019 daily production volumes totaling 6,768 boe/d (71% liquids, 56% oil)

◦	Up 26% sequentially from Q1 2019 and up 82% from Q2 2018

•	Record Q2 2019 mineral and royalty revenues totaling $23 million

◦	Up 31% sequentially from Q1 2019 and up 59% from Q2 2018

•	Q2 2019 net loss totaling $3.2 million and Adjusted Net Income(1) of $3.7 million after adding back loss on extinguishment of debt

•	Q2 2019 Adjusted EBITDA(1) totaling $18.3 million

◦	Up 32% sequentially from Q1 2019 and up 33% from Q2 2018

•	Declared Company’s initial dividend of $0.33 per share of Class A common stock

◦	Based on financial results for the full second quarter 2019 and payable August 29, 2019

•	Closed 46 transactions acquiring 2,700 net royalty acres for $40 million of capital

◦	71% to the Permian and 23% to the SCOOP/STACK

◦	Plan to deploy $175 - $200 million of capital for acquisitions for full year 2019

•	Averaged 62 rigs running across the Company’s diversified mineral portfolio in Q2 2019

◦	28 were in the Permian and 19 in the SCOOP/STACK

•	Record 943 gross drilled but uncompleted locations (“DUCs”)

◦	Despite conversion of over 200 gross DUCs to producing status during the quarter

(1)	Non-GAAP measure. See “Non-GAAP Financial Measures” below.

Ben M. (“Bud”) Brigham, Executive Chairman commented, “Our diversified tier-one mineral portfolio outperformed during the second quarter with exceptional sequential growth in production volumes, revenues, and EBITDA. Further, in the second quarter, we continued our disciplined “ground game” acquisition strategy adding approximately 2,700 tier-one net royalty acres, largely in the Permian Basin and the SCOOP/STACK, and believe we can deploy approximately $175 to $200 million of capital via this approach during the full year 2019.  At the same time, our acquisition team remains focused on identifying and evaluating larger, accretive transactions.  I’m very excited about the number of high quality, larger scale opportunities we are evaluating while executing our disciplined technical evaluation process that, over the last six years, has consistently created long-term value in tier-one oily resource plays.”

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “While growth through acquisition remains a key strategy, the significant rig and completion activity on our existing mineral portfolio continues to drive organic, capex-free growth with recent strong activity. At the beginning of August, in our Delaware Basin Loving County Development Area, Occidental Petroleum Corporation(1) had two rigs developing its Silvertip project, and Exxon Mobil Corporation and EOG Resources, Inc., were running four rigs just south of Silvertip. Also, at the beginning of August, in our SCOOP play, which includes Continental Resources Inc.'s SpringBoard development area in Grady County Oklahoma, Continental and other operators were running 21 rigs across our mineral position. As a result of continued development, our Loving County Development Area and Grady County production volumes and revenues already represent approximately 10% of our Company’s production and revenues, despite us being in the very early innings of development of two of the premier manufacturing mode projects in the United States. Finally, at the beginning of August, we experienced an increase in activity relative to the second quarter with 64 rigs drilling approximately 2,900 net royalty acres across the entirety of our mineral portfolio.”

Blake Williams, Chief Financial Officer, added, “We are also extremely pleased to announce our first quarterly cash dividend in the amount of $0.33 per share of Class A common stock, which represents our Discretionary Cash Flow(2) for the full second quarter of 2019. The dividend, combined with our 26% sequential production growth during the quarter, underscores the Company’s ability and commitment to deliver total shareholder return. We expect this growth to continue as operators convert our current inventory of 943 highly economic DUCs into producing wells.”

(1) All Occidental statistics pro forma for announced merger with Anadarko.
(2) Non-GAAP measure. See “Non-GAAP Financial Measures” below.

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update

During the second quarter 2019, the Company completed 46 transactions acquiring 2,700 net royalty acres (standardized to a 1/8th royalty interest), for $40 million, in the Permian, SCOOP/STACK and Williston Basins. The acquired minerals are expected to deliver near-term production with 44 gross DUCs (0.1 net DUCs) and 30 gross permits (0.1 net permits). As of June 30, 2019, the Company owned roughly 74,100 net royalty acres, encompassing 12,085 (104 net) undeveloped horizontal locations, across 39 counties in what the Company views as the cores of the Permian Basin in West Texas and New Mexico, the SCOOP/STACK plays in the Anadarko Basin of Oklahoma, the Denver-Julesburg (“DJ”) Basin in Colorado and Wyoming and the Williston Basin in North Dakota.

The table below summarizes the Company’s mineral and royalty interest ownership at the dates indicated.

	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Net Royalty Acres
June 30, 2019	21,750	3,500	10,250	10,050	15,450	6,900	6,200	74,100

March 31, 2019	20,550	3,200	9,750	9,700	15,450	6,850	6,000	71,500
Acres Added Q/Q	1,300	300	500	350	0	50	200	2,700
Acres Sold Q/Q	(100)	0	0	0	0	0	0	(100)
% Growth Q/Q	6%	9%	5%	4%	—%	1%	3%	4%

December 31, 2018	19,200	3,200	8,700	9,700	15,400	6,800	5,800	68,800
Acres Added YTD 2019	2,650	300	1,550	350	50	100	400	5,400
Acres Sold YTD 2019	(100)	0	0	0	0	0	0	(100)
% Growth YTD 2019	13%	9%	18%	4%	—%	1%	7%	8%

Operating Activity Update

DUC Conversions

The Company saw significant conversion of its DUC inventory during the second quarter with over 209 gross (1.8 net) horizontal wells identified that had been converted to production, which represented 24% of its gross DUC inventory (32% of net DUCs) as of Q1 2019. Thus far in 2019, the Company has converted 49% of its gross DUC inventory (57% of its net DUC) as of year-end 2018, which compares highly favorably to the 88% of net DUCs converted during 2018. Conversions of gross and net wells by status are summarized in the table below:

Q2 2019 Producing Well Conversion
	Gross		Net
DUCs	209	70%	1.8	69%
Permits	4	1%	0.1	4%
Acquired	88	29%	0.7	27%
Total	301		2.6

Drilling Activity

During the second quarter 2019, the Company averaged approximately 62 rigs running on its mineral and royalty interests with approximately 2,284 net royalty acres under development as compared to 49 rigs and 2,687 net royalty acres under development on average over the prior five quarters. The Company had 28 rigs operating on its Permian Basin minerals and 19 rigs on its SCOOP/STACK minerals. Leading operators running rigs on Brigham’s mineral position included Continental, with 12 rigs in the SCOOP/STACK and Williston Basin; ExxonMobil, with 10 rigs in the Delaware and Williston Basins; Concho, with 5 rigs in the Delaware Basin; and Occidental, with 4 rigs in the Delaware and DJ Basins. Brigham’s rig activity over the past six quarters is summarized in the table below:

	Q1 18	Q2 18	Q3 18	Q4 18	Q1 19	Q2 19
Total Rigs	25	31	51	64	73	62
NRA Under Development	941	1,326	3,249	3,820	3,383	2,284
% of Total NRA	2%	2%	5%	6%	5%	3%

DUC and Permit Inventory

The Company expects near-term production growth will be driven by the continued conversion of its DUC and permit inventory. Brigham’s DUC and permit inventory as of June 30, 2019 by basin is outlined in the table below:

	Development Inventory by Basin (1)
	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Gross Inventory
DUCs	261	44	128	78	218	187	27	943
Permits	154	67	25	27	196	195	16	680

Net Inventory
DUCs	2.1	0.2	0.8	0.5	1.2	0.4	0.1	5.3
Permits	0.8	0.3	0.1	0.1	2.1	0.3	—	3.6
(1) Totals do not always foot due to rounding.

FINANCIAL UPDATE

For the three months ended June 30, 2019, crude oil, natural gas and NGL revenues, excluding the impact of settled derivatives, increased 59% to $23.0 million as compared to $14.5 million in the same prior-year period, due to an increase in sale volumes largely driven by a 184% increase in Permian Basin volumes and a 168% increase in SCOOP/STACK volumes. Further, the percentage of our production stream attributable to oil increased to 56% from 53% in Q2 2018, primarily due to higher oil cuts in the Delaware Basin and SCOOP/STACK.

Second quarter average realized prices were $55.24 per barrel of oil, $2.17 per Mcf of natural gas, and $17.42 per barrel of NGL, for a total equivalent price of $37.42 per Boe, excluding the effect of derivative instruments. This represents a 3% increase relative to first quarter 2019 and is 13% lower than year-ago levels of $42.87 per Boe.

The Company’s net loss was $3.2 million for the three months ended June 30, 2019, which included a $6.9 million expense related to the extinguishment of debt and $6.5 million of non-cash stock-based compensation expense. Adjusted EBITDA was $18.3 million for the three months ended June 30, 2019, up 33% relative to the same prior-year period. Adjusted EBITDA ex lease bonus was $16.8 million for the three months ended June 30, 2019. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

As of June 30, 2019, the Company had a cash balance of $82.7 million and an undrawn $120.0 million revolving credit facility, providing the Company with total liquidity of $202.7 million.

Second Quarter 2019 Results

Unaudited Financial and Operational Results	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
($ in thousands, except per unit of production data)
Operating Revenues
Oil sales	$19,140	$11,498	$32,715	$20,455
Natural gas sales	2,309	1,687	4,896	3,309
NGL sales	1,600	1,337	3,028	2,622
Total mineral and royalty revenue	$23,049	$14,522	$40,639	$26,386
Lease bonus and other revenue	1,480	2,367	2,155	4,586
Total Revenue	$24,529	$16,889	$42,794	$30,972

Production
Oil (MBbls)	346	181	613	332
Natural Gas (MMcf)	1,066	617	1,935	1,172
NGLs (MBbls)	92	55	165	104
Total Net Production (MBoe)	616	339	1,100	631
Total Net Daily Production (Boe/d)	6,768	3,723	6,079	3,489

Realized Prices ($/Boe)
Oil ($/Bbl)	$55.24	$63.69	$53.34	$61.61
Natural gas ($/Mcf)	2.17	2.73	2.53	2.82
NGLs ($/Bbl)	17.42	24.13	18.41	25.17
Average Realized Price excluding Derivatives	$37.42	$42.87	$36.93	$41.79
Average Realized Price including Derivatives	$37.49	$42.14	$37.15	$41.21

Operating Expenses
Gathering, transporting and marketing	$1,523	$912	$2,637	$2,007
Severance and ad valorem taxes	1,450	882	2,829	1,642
Depreciation, depletion and amortization	6,760	3,213	11,876	5,758
General and administrative (excluding share-based compensation)	3,267	1,318	5,216	2,782
Total Operating Expenses (before share-based compensation)	$13,000	$6,325	$22,558	$12,189
General and administrative, share-based compensation	6,495	—	6,495	—
Total Operating Expenses	$19,495	$6,325	$29,053	$12,189
Income From Operations	$5,034	$10,564	$13,741	$18,783
Income (loss) on derivative instruments, net	73	(555)	(612)	(914)
Interest expense, net	(1,270)	(652)	(5,095)	(1,126)
Loss on extinguishment of debt	(6,933)	—	(6,933)	—
Gain on sale and distribution of equity securities	—	—	—	823
Other income, net	6	6	35	10
(Loss) Income Before Taxes	$(3,090)	$9,363	$1,136	$17,576
Income tax expense	117	12	307	28

Net (Loss) Income	$(3,207)	$9,351	$829	$17,548
Less: net income attributable to predecessor	(1,590)	(9,351)	(5,092)	(17,548)
Less: net loss attributable to temporary equity	2,941	—	2,941	—
Net Loss Attributable to Brigham Minerals, Inc. Stockholders	$(1,856)	—	$(1,322)	—

Unit Expenses ($/Boe)
Gathering, transportation and marketing	$2.47	$2.69	$2.40	$3.18
Severance and ad valorem taxes	2.35	2.60	2.57	2.60
Depreciation, depletion and amortization	10.98	9.48	10.79	9.12
General and administrative (before share-based compensation)	5.30	3.89	4.74	4.41
General and administrative, share-based compensation	10.55	—	5.90	—
Interest expense, net	2.06	1.93	4.63	1.78

QUARTERLY CASH DIVIDEND

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend incorporating results for the full second quarter 2019 (without proration for the initial public offering date of April 23, 2019) of $0.33 per share of Class A common stock, to be paid on August 29, 2019 to holders of record as of August 22, 2019. An amount equal to the cash dividend per share will also be set aside for each outstanding RSU and PSU granted under the long-term incentive plan for payment upon the vesting of such awards in accordance with their terms.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

BRIGHAM MINERALS SECOND QUARTER 2019 EARNINGS CONFERENCE CALL

•	Friday, August 9, 2019 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time)

•	Pre-register by visiting http://dpregister.com/10133812

•	Listen to a live audio webcast of the call by visiting the Company’s website

◦	https://investors.brighamminerals.com

•	A recording of the webcast will be available on the Company’s website after the call
Additionally, Brigham Minerals plans to participate in the following events and conferences

•	August 11-14: EnerCom: The Oil & Gas Conference - Denver

◦	The Company is presenting on August 13 at 10:30 a.m. Mountain Time

•	August 26-27: Seaport Global Oil & Gas Conference - Chicago

•	August 30: Closing bell ringing at the NYSE

NON-GAAP FINANCIAL MEASURES

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted Net Income as net income (loss) before loss on extinguishment of debt. We define Adjusted EBITDA as adjusted net income (loss) before depreciation, depletion and amortization, share based compensation expense, interest expense, gain or loss on sale and distribution of equity securities, gain or loss on derivative instruments and income tax expense, less other income and gain or loss on sale of oil and gas properties. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further adjusted to eliminate the impacts of lease bonus revenue we receive due to the unpredictability of timing and magnitude of the revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes.

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow may differ from computations of similarly titled measures of other companies.

The following tables present a reconciliation of Adjusted net income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow to the most directly comparable GAAP financial measure for the periods indicated.

SUPPLEMENTAL SCHEDULES

Reconciliation of Adjusted net income, Adjusted EBITDA and Adjusted EBITDA ex Lease Bonus

	Three Months Ended June 30,		Six Months Ended June 30,
($ In thousands)	2019	2018	2019	2018
Net Income (Loss)	$(3,207)	$9,351	$829	$17,548
Add:
Loss on extinguishment of debt	6,933	—	6,933	—
Adjusted Net Income (Loss)	$3,726	$9,351	$7,762	$17,548
Add:
Depreciation, depletion and amortization	6,760	3,213	11,876	5,758
Share based compensation expense	6,495	—	6,495	—
Interest expense	1,270	652	5,095	1,126
Loss on derivative instruments, net	—	555	612	914
Income tax expense	117	12	307	28
Less:
Gain on derivative instruments, net	73	—	—	—
Other income, net	6	6	35	10
Gain on sale and distribution of equity securities	—	—	—	823
Adjusted EBITDA	$18,289	$13,777	$32,112	$24,541
Less:
Lease bonus	1,480	2,367	2,155	4,586
Adjusted EBITDA ex Lease Bonus	$16,809	$11,410	$29,957	$19,955

Reconciliation of Discretionary Cash Flow

($ In thousands)	Three Months Ended June 30, 2019
Adjusted EBITDA (1)	$18,289
Less:
Adjusted EBITDA attributable to non-controlling interest	(10,366)
Adjusted EBITDA attributable to Class A Common Stock	$7,923
Less:
Cash interest expense	550
Cash taxes	117
Dividend equivalent rights	—
Retained cash flow	—
Discretionary cash flow to Class A Common Stock	$7,256
Shares of Class A Common Stock	21,997
Discretionary cash flow available per share of Class A Common Stock	$0.33
(1) Refer to Reconciliation of Adjusted EBITDA from Net Income (Loss) above.

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

($ In thousands, except share amounts)	June 30,	December 31,
ASSETS	2019	2018
Current assets:
Cash and cash equivalents	$82,727	$31,985
Restricted cash	—	474
Accounts receivable	20,262	20,695
Prepaid expenses and other	2,208	7,103
Short-term derivative assets	162	1,057
Total current assets	105,359	61,314
Oil and gas properties, at cost, using the full cost method of accounting
Unevaluated property	244,755	228,151
Evaluated property	355,563	289,851
Less accumulated depreciation, depletion and amortization	(41,214)	(27,628)
Oil and gas properties - net	559,104	490,374
Other property and equipment	5,521	5,408
Less accumulated depreciation	(3,406)	(3,115)
Other property and equipment - net	2,115	2,293
Deferred tax asset	9,913	—
Other assets, net	1,151	45
Total assets	$677,642	$554,026

LIABILITIES AND SHAREHOLDERS’/MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$7,173	$5,662
Current portion of debt	—	2,188
Total current liabilities	7,173	7,850
Long-term debt	—	168,517
Deferred tax liability	—	3,684
Other non-current liabilities	51	27
Temporary equity	611,962	—
Shareholders’ and members’ equity:
Members’ contributed capital	—	208,728
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 21,997,198 shares issued and outstanding at June 30, 2019	220	—
Class B common stock, $0.01 par value; 150,000,000 authorized, 28,777,802 shares issued and outstanding at June 30, 2019	—	—
Additional paid-in capital	57,719	(3,057)
Retained earnings	517	168,277
Total shareholders’ equity attributable to Brigham Minerals, Inc. and members’ equity	58,456	373,948
Total liabilities and shareholders’ and members’ equity	$677,642	$554,026

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2019	2018	2019	2018
REVENUES
Mineral and royalty revenues	$23,049	$14,522	$40,639	$26,386
Lease bonus and other revenues	1,480	2,367	2,155	4,586
Total revenues	24,529	16,889	42,794	30,972
OPERATING EXPENSES
Gathering, transportation and marketing	1,523	912	2,637	2,007
Severance and ad valorem taxes	1,450	882	2,829	1,642
Depreciation, depletion and amortization	6,760	3,213	11,876	5,758
General and administrative (excluding share-based compensation)	3,267	1,318	5,216	2,782
Total operating expenses (excluding share-based compensation)	13,000	6,325	22,558	12,189
General and administrative, share-based compensation	6,495	—	6,495	—
Total operating expenses	19,495	6,325	29,053	12,189
INCOME FROM OPERATIONS	5,034	10,564	13,741	18,783
Gain (loss) on derivative instruments, net	73	(555)	(612)	(914)
Interest expense, net	(1,270)	(652)	(5,095)	(1,126)
Loss on extinguishment of debt	(6,933)	—	(6,933)	—
Gain on sale and distribution of equity securities	—	—	—	823
Other income, net	6	6	35	10
(Loss) income before income taxes	(3,090)	9,363	1,136	17,576
Income tax expense	117	12	307	28
NET (LOSS) INCOME	$(3,207)	$9,351	$829	$17,548
Less: net income attributable to Predecessor	(1,590)	(9,351)	(5,092)	(17,548)
Less: net loss attributable to temporary equity	2,941	—	2,941	—
Net loss attributable to Brigham Minerals, Inc. shareholders	$(1,856)	$—	$(1,322)	$—

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
(In thousands)	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$829	$17,548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	11,876	5,758
Share-based compensation expense	6,495	—
Loss on extinguishment of debt	6,933	—
Amortization of debt issue costs	291	74
Deferred income taxes	66	31
Loss on derivative instruments, net	612	914
Net cash received (paid) for derivative settlements	238	(365)
Gain on sale of equity securities	—	(823)
Bad debt expense	293	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	185	(6,146)
Decrease (increase) in other current assets	1,268	(496)
Increase in other deferred charges	—	(427)
Increase (decrease) in accounts payable and accrued liabilities	481	(1,169)
Net cash provided by operating activities	$29,567	$14,899
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of oil and gas properties	(81,053)	(105,041)
Additions to other fixed assets	(113)	(334)
Proceeds from sale of oil and gas properties, net	2,001	125
Changes in restricted cash held in escrow for acquisitions	33	(3,953)
Net cash used in investing activities	$(79,132)	$(109,203)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term debt	(4,596)	—
Repayments of long-term debt	(195,404)	—
Borrowings of long-term debt	25,000	43,000
Payment of debt extinguishment fees	(2,090)	—
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	278,541	—
Capital contributions	—	46,011
Loan closing costs	(1,144)	(3)
Net cash provided by financing activities	$100,307	$89,008

Increase (decrease) in cash and cash equivalents	50,742	(5,296)
Cash and cash equivalents, beginning of period	31,985	6,886
Cash and cash equivalents, end of period	82,727	1,590
Supplemental disclosure of non-cash activity:
Equity securities distributed	$—	$4,246
Accrued capital expenditures	1,679	43
Capitalized share-based compensation expense	1,010	—
Increase (decrease) in temporary equity for adjustment to fair value, with offsetting decrease (increase) in additional paid-in capital	97,344	—

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Permian Basin in Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, downturns in operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-6350

Or

For Investor and Media Inquiries:
Lincoln Churchill Advisors
Julie D. Baughman
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.